Exhibit 10.32

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of the [—] day of March 2011, by and among Interactive Data Corporation, a Delaware corporation (“IDCO”), Igloo Intermediate Corporation, a Delaware corporation (“Intermediate”), Igloo Holdings Corporation (“Holdings”, and together with IDCO and Intermediate, the “Companies” and each, a “Company”), and [—] (the “Indemnitee”).

WHEREAS, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of each of the Companies (collectively, the “Boards”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of such Company’s stockholders and that such Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for each of the Companies contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve such Company free from undue concern that they will not be so indemnified;

WHEREAS, although (i) the Certificate of Incorporation of IDCO, as amended (the “IDCO Certificate”), and the Bylaws of IDCO, as amended (the “IDCO Bylaws”), (ii) the Certificate of Incorporation of Intermediate, as amended (the “Intermediate Certificate”), and the Bylaws of Intermediate, as amended (the “Intermediate Bylaws”), and (iii) the Certificate of Incorporation of Holdings, as amended (the “Holdings Certificate”), and the Bylaws of Holdings, as amended (the “Holdings Bylaws”), each may require indemnification of the officers and directors of IDCO, Intermediate and Holdings, as applicable, under the circumstances specified therein, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”), the IDCO Certificate, the Intermediate Certificate, the Holdings Certificate, the IDCO Bylaws, the Intermediate Bylaws, the Holdings Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between IDCO, Intermediate and Holdings, as applicable, and members of their respective boards of directors, officers and other persons with respect to indemnification; and

WHEREAS, this Agreement is a supplement to and in furtherance of the IDCO Certificate, the Intermediate Certificate, the Holdings Certificate, the IDCO Bylaws, the Intermediate Bylaws, the Holdings Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director or officer, or both, of each of the Companies after the date hereof, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Change in Control” shall mean a change in control of Holdings occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not Holdings is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall include: (i) the acquisition (other than acquisition by or from Holdings) after the date hereof by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (excluding, for this purpose, Holdings or its subsidiaries and any employee benefit plan of Holdings or its subsidiaries that acquires beneficial ownership of voting securities of Holdings) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act), of 50% or more of either the then-outstanding shares of common stock or the combined voting power of Holdings’ then-outstanding capital stock entitled to vote generally in the election of directors; (ii) individuals who, as of the date hereof, constitute the Board of Holdings (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board of Holdings, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Holdings’ stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Holdings) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) approval by the stockholders of Holdings of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Holdings immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, directly or indirectly, beneficially own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving corporation’s then-outstanding voting securities, (B) a liquidation or dissolution of Holdings, or (C) the sale of all or substantially all of the assets of Holdings.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the applicable Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in a similar capacity at the written request of the applicable Company.

(c) “Disinterested Director” means a director of the applicable Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean each of the Companies and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the written request of any of the Companies as a director, officer, employee, agent or fiduciary.

(e) “Expenses” shall include all reasonable attorneys’ fees, retainers, disbursements of counsel, court costs, filing fees, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating and imaging costs, printing and binding costs, telephone charges, facsimile transmission charges, computer legal research costs, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, as well as all other “expenses” within the meaning of that term as used in Section 145 of the DGCL and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Proceeding with respect to which such disbursements or expenses were incurred; but, notwithstanding anything in the foregoing to the contrary, “Expenses” shall not include amounts of Judgments actually levied against the Indemnitee in connection with any Proceeding. “Expenses” also shall include the foregoing incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) any of the Companies or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Companies or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) “Judgments” shall be broadly construed and shall include, without limitation, any all direct and indirect judgments, penalties, fines, liabilities and amounts paid in settlement.

(h) “Proceeding” shall be broadly construed and shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal investigation), inquiry, administrative hearing, appeal or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer or director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.

(i) “Side Letter” means that certain Fund Indemnitor Letter Agreement, dated as of the date hereof, by and among Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P. and the Company, as amended from time to time.

(j) References herein to “fines” shall not include any excise tax assessed with respect to any employee benefit plan.

(k) References herein to a director of another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, the general partner of any partnership (general or limited) and the manager or managing member of any limited liability company.

(l) (i) References herein to serving at the request of a Company as a director, officer, employee, agent or fiduciary of another Enterprise shall include any service as a director, officer, employee or agent of such Company that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan of such Company or any of its affiliates, other than solely as a participant or beneficiary of such a plan; and (ii) if the Indemnitee has acted in good faith and in a manner that the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of such Company for purposes of this Agreement.

2. Indemnity of Indemnitee. The Companies hereby agree, jointly and severally, to hold harmless and indemnify Indemnitee to the fullest extent permitted by applicable law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Companies. Except as provided in Section 10 hereof, Indemnitee shall be entitled to the rights of indemnification from the Companies provided in this Section 2(a) if, by reason of Indemnitee’s Corporate Status, the Indemnitee is or was, or is or was threatened to be made, a party to or is otherwise involved in any Proceeding other than a Proceeding by or in the right of the Companies to procure a judgment in its favor. Pursuant to this Section 2(a), the Companies, jointly and severally, shall indemnify Indemnitee against all Expenses and Judgments actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, but only if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the applicable Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Companies. Except as provided in Section 10 hereof, Indemnitee shall be entitled to the rights of indemnification from the Companies provided in this Section 2(b) if, by reason of Indemnitee’s Corporate Status, the Indemnitee is or was, or is or was threatened to be made, a party to or is or was otherwise involved in any Proceeding brought by or in the right of the Companies to procure a judgment in their respective favor. Pursuant to this Section 2(b), the Companies, jointly and severally, shall indemnify Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, but only if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the applicable Company; provided, however, if applicable law so provides, no indemnification for such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged liable to the applicable Company unless (and only to the extent that) the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper. Anything in this Agreement to the contrary notwithstanding, if the Indemnitee, by reason of the Indemnitee’s Corporate Status, is or was, or is or was threatened to be made, a party to any Proceeding by or in the right of the Companies to procure a judgment in their respective favor, then the Companies shall not indemnify the Indemnitee for any Judgment in favor of the Companies in connection with such Proceeding.

(c) Overriding Right to Indemnification if Successful on the Merits; Partial Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or was, by reason of his or her Corporate Status or otherwise, a party to and is or was successful, on the merits or otherwise, in any Proceeding, the Companies, jointly and severally, shall indemnify Indemnitee to the maximum extent permitted by applicable law, as such may be amended from time to time, against all Expenses and Judgments actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Companies, jointly and severally, shall indemnify Indemnitee to the maximum extent permitted by applicable law, as such may be amended from time to time, against all Expenses and Judgments actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with each such successfully resolved claim, issue or matter therein. For purposes of this Section 2(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3. Contribution.

(a) To the fullest extent permissible under applicable law, whether or not the indemnification provided in Section 2 hereof is available, in respect of any Proceeding in which any of the Companies are jointly liable with Indemnitee (or would be if joined in such Proceeding), the Companies, jointly and severally, shall pay, in the first instance, the entire amount of any Judgment of such Proceeding without requiring Indemnitee to contribute to such payment, and each of the Companies hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Companies shall not enter into any settlement of any Proceeding in which any Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) To the fullest extent permissible under applicable law, without diminishing or impairing the obligations of the Companies set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Judgment in any Proceeding in which any of the Companies are jointly liable with Indemnitee (or would be if joined in such Proceeding), the Companies shall contribute to the amount of Expenses and Judgments actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Companies and all officers, directors or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Companies and all officers, directors or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Judgments, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Companies and all officers, directors or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Companies, jointly and severally, hereby agree to fully indemnify and hold Indemnitee harmless from any claim of contribution brought by officers, directors or employees of the Companies, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Companies, in lieu of indemnifying Indemnitee, jointly and severally, shall contribute to the amount incurred by Indemnitee, whether for Judgments and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as the Board of such Company deems fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Companies (together with their respective directors, officers, employees and agents) and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Companies (and their respective directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or was, by reason of his or her Corporate Status or otherwise, a witness, or is or was made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, the Companies, jointly and severally, shall indemnify Indemnitee to the fullest extent permissible under applicable law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5. Advancement of Expenses. To the fullest extent permitted by applicable law, as such may be amended from time to time, notwithstanding any other provision of this Agreement, but subject to Section 9(e) hereof, the Companies, jointly and severally, shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status or otherwise within thirty (30) calendar days after the receipt by the Companies of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of Indemnitee and for which advancement is requested, and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall finally be determined (under the procedures, and subject to the presumptions, set forth in Section 6 and Section 7 hereof) that Indemnitee is not entitled to be indemnified against such Expenses. Such undertaking shall be sufficient for purposes of this Section 5 if it is substantially in the form attached hereto as Exhibit A. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest-free. The Indemnitee shall be entitled to advancement of Expenses as provided in this Section 5 regardless of any determination by or on behalf of the Companies that the Indemnitee has not met the standards of conduct set forth in Section 2(a) and 2(b) hereof.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) Indemnitee shall give the Companies notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Companies a written request for indemnification, including therein or therewith, except to the extent previously provided to the Companies in connection with a request or requests for advancement pursuant to Section 5 hereof, a statement or statements reasonably evidencing all Expenses incurred or paid by or on behalf of the Indemnitee and for which indemnification is requested, together with such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary for the Companies to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of each Company shall, promptly upon receipt of such a request for indemnification, advise the Board of such Company in writing that Indemnitee has requested indemnification. Failure to provide any notice required hereby shall not impair Indemnitee’s rights of indemnification and contribution under this Agreement except to the extent that such failure to provide notice actually and materially prejudices the rights of the Companies to defend any action or proceeding which is the basis of the claimed indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the second sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made promptly by the following person or persons, who shall be empowered to make such determination: (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request in writing that such determination be made by the Board of the relevant Company (or a committee thereof) in the manner provided for in clause (ii) of this Section 6(b)) in a written opinion to the Board of the relevant Company, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A)(1) by Independent Counsel, if Indemnitee shall request in writing that such determination be made by Independent Counsel upon making his or her request for indemnification pursuant to the second sentence of Section 6(a), (2) by the Board of the relevant Company, by a majority vote of Disinterested Directors even though less than a quorum, or (3) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum, or (B) if there are no such Disinterested Directors or, even if there are such Disinterested Directors, if the Board of the relevant Company, by the majority vote of Disinterested Directors, so directs, by Independent Counsel in a written opinion to the Board of the relevant Company, a copy of which shall be delivered to Indemnitee.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected by the Board of the relevant Company and approved by Indemnitee. Upon failure of the Board of the relevant Company to so select, or upon the failure of Indemnitee to so approve, such Independent Counsel within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, the Independent Counsel shall be selected by the Court of Chancery of the State of Delaware or such other person or body as the Indemnitee and the Companies may agree in writing. Such determination of entitlement to indemnification shall be made not later than forty-five (45) days after receipt by the Companies of a written request for indemnification. If the person or persons making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person or persons shall reasonably pro-rate such part of indemnification among such claims, issues or matters. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. The Companies, jointly and severally, shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Companies shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In connection with any determination (including a determination by the Court of Chancery of the State of Delaware (or other court of competent jurisdiction)) with respect to entitlement to indemnification hereunder, the burden of proof shall be on the Companies to establish that Indemnitee is not entitled to indemnification and any decision that Indemnitee is not entitled to indemnification must be supported by clear and convincing evidence. The failure of the Companies (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, or an actual determination by the Companies (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall not be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) In making a determination with respect to whether Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the applicable Company, the person, persons or entity making such determination shall presume that Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the applicable Company. Anyone seeking to overcome this presumption shall have the burden of proof and any decision that Indemnitee is not entitled to indemnification must be supported by clear and convincing evidence. Any action, or failure to act, by Indemnitee based on Indemnitee’s good faith reliance on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise shall not, in and of itself, constitute grounds for an adverse determination with respect to whether Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the applicable Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(f) If the person, persons or entity empowered or selected under this Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Companies of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Boards shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne, jointly and severally, by the Companies (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Companies, jointly and severally, hereby agree to indemnify and hold Indemnitee harmless therefrom.

(h) Each of the Companies acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is or becomes a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification under this Agreement or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the applicable Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification (in whole or in part) under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification (in whole or in part) is made pursuant to Section 6(b) of this Agreement within thirty (30) days after receipt by the Companies of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within thirty (30) days after receipt by the Companies of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification and/or advancement of Expenses. The Companies shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Companies shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that (i) the Indemnitee commences a proceeding seeking (1) to establish or enforce the Indemnitee’s entitlement to indemnification or advancement of Expenses pursuant to this Agreement, (2) to otherwise enforce Indemnitee’s rights under or to interpret the terms of this Agreement, (3) to recover damages for breach of this Agreement, (4) to establish or enforce Indemnitee’s entitlement to indemnification or advancement of Expenses pursuant to the IDCO Certificate, the Intermediate Certificate, the Holdings Certificate, the IDCO Bylaws, the Intermediate Bylaws or the Holdings Bylaws, or (5) to enforce or interpret the terms of any liability insurance policy maintained by the Companies (each such proceeding an “Indemnitee Enforcement Proceeding”), or (ii) the Companies commence a proceeding against the Indemnitee seeking (1) to recover, pursuant to an undertaking or otherwise, amounts previously advanced to Indemnitee, (2) to enforce the Companies’ rights under or to interpret the terms of this Agreement, or (3) to recover damages for breach of this Agreement (each such proceeding a “Company Enforcement Proceeding” and together with each form of Indemnitee Enforcement Proceeding, an “Enforcement Proceeding”), then the Indemnitee shall be entitled to recover from the Companies, and shall be indemnified, jointly and severally, by the Companies against, any and all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection with such Enforcement Proceeding; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding on which Indemnitee does not prevail, unless (and only to the extent that) the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication in respect of such claim, issue or matter but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper. The Companies, jointly and severally, also shall be required to advance all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Enforcement Proceeding in advance of the final disposition of such proceeding within thirty (30) days after the receipt by the Companies of a written request for such advance or advances from time to time, which request shall include or be accompanied by a statement or statements reasonably evidencing the Expenses incurred by or on behalf of the Indemnitee and for which advancement is requested; provided, however, that any such advancement shall be made only after the Companies receive an undertaking by or on behalf of the Indemnitee to repay any Expenses so advanced if it shall be finally determined that Indemnitee is not entitled to be indemnified against such Expenses. Such undertaking shall be sufficient for purposes of this Section 7(d) if it is substantially in the form attached hereto as Exhibit A. Any advancements and undertakings to repay pursuant to this Section 7(d) shall be unsecured and interest-free.

(e) The Companies shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Companies are bound by all the provisions of this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will notify the Companies in writing of the commencement thereof; but the omission to so notify the Companies will not relieve them from any liability that they may have to Indemnitee except as provided in Section 6(a). Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Companies:

(a) Except as otherwise provided in this Section 8, to the extent that they may wish, the Companies may, separately or jointly with any other indemnifying party, assume the defense of a Proceeding, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Companies to Indemnitee of their election to assume the defense of the Proceeding, approval of such counsel by Indemnitee and the retention of such counsel by the Companies, the Companies shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee relating to fees of separate counsel engaged by or on behalf of Indemnitee with respect to the same Proceeding, except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Companies of their assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Companies, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Companies and Indemnitee in the conduct of the defense of the Proceeding, or (iii) the Companies shall not within thirty (30) calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Companies.

(b) The Companies shall not be entitled, without the consent of the Indemnitee, to assume the defense of any Proceeding brought by or on behalf of the Companies, or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in subparagraph (a)(ii) above.

(c) Regardless of whether the Companies have assumed the defense of a Proceeding, the Companies shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Companies’ prior written consent, and the Companies shall not settle any Proceeding in any manner that would impose any penalty or limitation on, or require any payment from, Indemnitee without Indemnitee’s prior written consent. Neither the Companies nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

9. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the IDCO Certificate, the Intermediate Certificate, the Holdings Certificate, the

IDCO Bylaws, the Intermediate Bylaws, the Holdings Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status or otherwise prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the IDCO Certificate, the Intermediate Certificate, the Holdings Certificate, the IDCO Bylaws, the Intermediate Bylaws, the Holdings Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. Notwithstanding anything in this Agreement to the contrary, the indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee or any of Indemnitee’s agents.

(b) To the extent that any of the Companies maintain an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Companies or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other Enterprise that such person serves at the request of the Companies, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, any of the Companies have director and officer liability insurance in effect, such Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. Such Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) Except as otherwise agreed between any of the Companies, on the one hand, and Indemnitee or another indemnitor of Indemnitee, on the other hand, including, without limitation, pursuant to the Side Letter, in the event of any payment to or on behalf of the Indemnitee under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Companies to bring suit to enforce such rights. The Companies, jointly and severally, shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(d) Except as otherwise agreed between any of the Companies, on the one hand, and Indemnitee or another indemnitor of Indemnitee, on the other hand, including, without limitation, pursuant to the Side Letter, the Companies shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any of the Companies’ insurance policies, contracts, agreements or otherwise (except to the extent that Indemnitee is required (by court order or otherwise) to return such payment or to surrender it to the Companies).

(e) Except as otherwise agreed between any of the Companies, on the one hand, and Indemnitee or another indemnitor of Indemnitee, on the other hand, including, without limitation, pursuant to the Side Letter, the Companies’ obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of any of the Companies as a director, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (except to the extent that Indemnitee is required (by court order or otherwise) to return such payment or to surrender it to the Companies).

10. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, none of the Companies shall be obligated under this Agreement to advance Expenses or make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy, or other indemnity provision or otherwise, except with respect to any excess beyond the amount so paid, and except as may otherwise be agreed between any of the Companies, on the one hand, and Indemnitee or another indemnitor of Indemnitee, on the other hand, including, without limitation, the Side Letter;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Companies within the meaning of Section 16(b) of the Act, as amended, or similar provisions of state statutory law or common law;

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against any of the Companies or any of their respective direct or indirect subsidiaries or the respective directors, officers, employees or other indemnitees of the Companies or their respective direct or indirect subsidiaries (other than any Proceeding initiated by Indemnitee pursuant to Section 7(d), which shall be governed by the terms of such section), unless (i) the applicable Board of Directors of the Companies authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Companies provide the indemnification, in their sole discretion, pursuant to the powers vested in the Companies under applicable law; or

(d) in any circumstance where such indemnification has been determined to be prohibited by law by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing.

11. Duration of Agreement. All agreements and obligations of the Companies contained herein shall continue until six (6) years after the end of any period Indemnitee is an officer or director of any of the Companies (or is or was serving at the request of any of the

Companies as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other Enterprise) but shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his or her Corporate Status or otherwise, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement, notwithstanding such six (6)-year period. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, executors, administrators and legal representatives. Each Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of such Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Company would be required to perform if no such succession had taken place.

12. Security. To the extent requested by Indemnitee and approved by the Board of the applicable Company, any of the Companies may at any time and from time to time provide security to Indemnitee such Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

13. Enforcement; Entire Agreement.

(a) Each of the Companies expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of such Company, and such Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of such Company.

(b) This Agreement, in conjunction with the Side Letter, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) Each of the Companies represents that this Agreement has been approved by such Company’s Board.

14. Severability; Savings Clause.

(a) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

(b) If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Companies, jointly and severally, shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any Proceeding (brought in the right of the Companies or otherwise) from and against all loss and liability suffered and Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee agrees to notify the Companies promptly in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Companies shall not relieve the Companies of any obligation which they may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices any of the Companies.

17. Disclosure of Payments. Except as expressly required by any law or regulation, neither party shall publicly disclose any payments under this Agreement unless prior approval of the other party is obtained.

18. Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be deemed effective upon the earlier of (a) actual receipt, or (b) (i) one (1) business day after the date of delivery by confirmed facsimile transmission, (ii) one (1) business day after the business day of deposit with a nationally recognized overnight courier service for next day delivery, freight prepaid, or (iii) three (3) business days after deposit with the United States Post Office for delivery by registered or certified mail, postage prepaid. Any such notice shall be in writing and shall be addressed to the party to be notified at the address indicated for such party indicated on the signature pages or exhibits hereto, as otherwise set forth in this Section 18, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee’s signature hereto;

(b) To the Companies at:

c/o Interactive Data Corporation

32 Crosby Drive

Bedford, MA 01730

Fax: (781) 687-8005

Attention: General Counsel

with copies (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Fax: (212) 728-9000
Attention:	Steven J. Gartner, Esq.
Robert T. Langdon, Esq.
Email:	sgartner@willkie.com
rlangdon@willkie.com

and to:

Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, CA 94304
Fax: (650) 251-5002
Attention:	Peter S. Malloy, Esq.
Chad Skinner, Esq.
Email:	pmalloy@stblaw.com
cskinner@stblaw.com

or to such other address as may have been furnished to Indemnitee by the Companies or to the Companies by Indemnitee, as the case may be.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile or electronic signature.

20. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of any summons and complaint and any other process that may be served in any action, suit, or proceeding arising out of or relating to this Agreement by mailing by certified or registered mail, with postage prepaid, copies of such process to such party at its address for receiving notice pursuant to Section 18 hereof, (iv) waive any objection to the laying of venue of any such action or proceeding in the

Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. Nothing herein shall preclude service of process by any other means permitted by applicable law.

22. Assignment. No party hereto may assign this Agreement without the prior written consent of the other parties hereto; provided, however, that each Company may assign this Agreement to a successor pursuant to Section 11, and Indemnitee may assign its rights under this Agreement to Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P. and their respective affiliates without prior written consent.

23. Injunctive Relief. The parties hereto agree that each party hereto may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled.

24. Construction. The parties acknowledge that all of the parties hereto have contributed to the drafting of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

25. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director and/or officer of the Companies or in the employ of any of the Companies.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INDEMNITEE:

Signature:

Name: [—]

Address:	[c/o Warburg Pincus & Co. 450 Lexington Avenue New York, NY 10017]

[c/o Silver Lake Partners 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025]

IDCO:

Interactive Data Corporation

By:
Name:
Title:

[Signature Page to Indemnification Agreement]

INTERMEDIATE:

Igloo Intermediate Corporation

By:
Name:
Title:

HOLDINGS:

Igloo Holdings Corporation

By:
Name:
Title:

[Signature Page to Indemnification Agreement]

Exhibit A

UNDERTAKING

Reference is hereby made to that certain Indemnification Agreement, by and among Interactive Data Corporation, a Delaware corporation (“IDCO”), Igloo Intermediate Corporation, a Delaware corporation (“Intermediate”), Igloo Holdings Corporation (“Holdings”, and together with IDCO and Intermediate, the “Companies”), and the undersigned, dated as of [—] (the “Indemnification Agreement”). All initially capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indemnification Agreement.

Pursuant to the Indemnification Agreement, I,                                                                                  , agree to reimburse the Companies for all Expenses paid to me or on my behalf by the Companies in connection with my involvement in [name or description of proceeding or proceedings], in the event, and to the extent, that it shall ultimately be determined (pursuant to the terms of the Indemnification Agreement) that I am not entitled to be indemnified by the Companies for such Expenses.

Signature

Typed Name

                                          ) ss:

Before me                                         , on this day personally appeared                                         , known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at             , this              day of                     , 20        .

Notary Public

My commission expires: